Exhibit 99.1

Graphic Packaging Announces Proposed Senior Notes Offering

ATLANTA, June 11, 2019 — Graphic Packaging International, LLC (formerly known as Graphic Packaging International, Inc.) (“Graphic Packaging”), a direct wholly-owned subsidiary of Graphic Packaging International Partners, LLC and the primary operating subsidiary of Graphic Packaging Holding Company (NYSE: GPK), announced today that it launched an offering to sell $300 million aggregate principal amount of its senior unsecured notes due 2027 (the “Senior Notes”) in a private offering in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), subject to market and other conditions.

The Senior Notes will be senior unsecured obligations of Graphic Packaging. The Senior Notes will be guaranteed by Graphic Packaging International Partners, LLC and Field Container Queretaro (USA), L.L.C., as well as by Graphic Packaging’s future material domestic subsidiaries that guarantee obligations under its senior credit facilities and its existing senior notes due 2021, 2022 and 2024.

Graphic Packaging intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under Graphic Packaging’s revolving credit facility under its senior secured credit facility, and to pay fees and expenses incurred in connection with the offering.

The Senior Notes and the related guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act and outside the United States, to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Senior Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Graphic Packaging International, LLC

Graphic Packaging International, LLC, a direct wholly-owned subsidiary of Graphic Packaging International Partners, LLC and the primary operating subsidiary of Graphic Packaging Holding Company (the “Company”) (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage and other consumer product companies. The Company operates on a global basis, is one of the largest producers of folding cartons in the United States, and holds leading market positions in coated-recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company’s customers include many of the world’s most widely recognized companies and brands.

Forward-Looking Statements

Any statements of Graphic Packaging International, LLC’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to those regarding the offering and the use of proceeds therefrom, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from Graphic Packaging’s present expectations. These risks and uncertainties include, but are not limited to, market conditions affecting the offering. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and Graphic Packaging undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in Graphic Packaging International, LLC’s filings with the Securities and Exchange Commission.